Exhibit 99.1

FOR IMMEDIATE RELEASE                                                           Contact:
Mike Van Handel
+1.414.906.6305
michael.vanhandel@manpowergroup.com

ManpowerGroup Reports 2nd Quarter and First Half 2014 Results

MILWAUKEE, July 21, 2014 -- ManpowerGroup (NYSE: MAN) today reported that net earnings per diluted share for the three months ended June 30, 2014 were $1.35 compared to 87 cents in the prior year period. Net earnings in the second quarter were $109.8 million compared to $68.2 million a year earlier. Revenues for the second quarter were $5.3 billion, an increase of 6 percent from the year earlier period in U.S. dollars and 4 percent in constant currency.
Included in the prior year second quarter results is a restructuring charge, primarily related to office consolidations and severance costs, of $20.0 million ($14.4 million after tax or 18 cents per diluted share). There were no restructuring charges in the current year quarter. Net earnings in the second quarter were favorably impacted by 3 cents per diluted share, as foreign currencies were relatively stronger compared to the prior year period.
ManpowerGroup CEO Jonas Prising, said, “In the second quarter, we saw our revenue growth improve in a number of major operations including the U.S., U.K. and Italy. This combined with our continued focus on efficiency and productivity, has resulted in good operational leverage and healthy earnings growth.”
“We are anticipating the third quarter of 2014 diluted earnings per share to be in the range of $1.46 to $1.54, which includes an estimated favorable currency impact of 2 cents,” Prising stated.
Earnings per diluted share for the six months ended June 30, 2014 were $2.21 compared to $1.17 per diluted share in 2013. Net earnings for the period were $179.9 million compared to $92.1 million in the prior year. Revenues for the six-month period were $10.2 billion, an increase of 4 percent from the prior year or an increase of 3 percent in constant currency. Earnings per diluted share for the prior year six month period include restructuring charges of 51 cents per diluted share. Foreign currency exchange rates had a favorable impact of 2 cents for the six-month period.
In conjunction with its second quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on July 21, 2014 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to  http://www.manpowergroup.com in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://www.manpowergroup.com.

About ManpowerGroup™
ManpowerGroup™ (NYSE: MAN) has been the world’s workforce expert, creating innovative workforce solutions, for more than 65 years. As workforce experts, we connect more than 600,000 men and women to meaningful work across a wide range of skills and industries every day. Through our ManpowerGroup family of brands — Manpower®, Experis™, Right Management ® and ManpowerGroup™ Solutions— we help more than 400,000 clients in 80 countries and territories address their critical talent needs, providing comprehensive solutions to resource, manage and develop talent. In 2014, ManpowerGroup was named one of the World’s Most Ethical Companies for the fourth consecutive year and one of Fortune’s Most Admired Companies, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup makes powering the world of work humanly possible: www.manpowergroup.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature.  These statements are based on management’s current expectations or beliefs, and are subject to known and unknown risks and uncertainties regarding the Company's expected future results. The Company's actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those contained in the forward-looking statements can be found in the Company's reports filed with the SEC, including the information under the heading 'Risk Factors' in its Annual Report on Form 10-K for the year ended December 31, 2013, which information is incorporated herein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,321.7	$5,040.7	5.6%	3.7%
Cost of services	4,424.4	4,204.3	5.2%	3.3%
Gross profit	897.3	836.4	7.3%	5.6%
Selling and administrative expenses	709.9	708.3	0.2%	-1.2%
Operating profit	187.4	128.1	46.3%	43.2%
Interest and other expenses	7.9	10.3	-24.0%
Earnings before income taxes	179.5	117.8	52.5%	48.7%
Provision for income taxes	69.7	49.6	40.8%
Net earnings	$109.8	$68.2	61.0%	57.4%
Net earnings per share - basic	$1.37	$0.88	55.7%
Net earnings per share - diluted	$1.35	$0.87	55.2%	51.7%
Weighted average shares - basic	79.9	77.4	3.2%
Weighted average shares - diluted	81.4	78.6	3.5%

(a) Revenues from services include fees received from our franchise offices of $6.4 million and $6.1 million for the three months ended June 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $286.6 million and $272.3 million for the three months ended June 30, 2014 and 2013, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$775.9	$748.5	3.7%	3.7%
Other Americas	375.2	387.2	-3.1%	7.7%
	1,151.1	1,135.7	1.4%	5.0%
Southern Europe:
France	1,412.1	1,320.6	6.9%	1.9%
Italy	313.9	278.4	12.8%	7.5%
Other Southern Europe	243.0	203.0	19.7%	14.9%
	1,969.0	1,802.0	9.3%	4.2%
Northern Europe	1,527.8	1,398.8	9.2%	4.6%
APME	594.0	623.3	-4.7%	-1.8%
Right Management	79.8	80.9	-1.4%	-2.7%
	$5,321.7	$5,040.7	5.6%	3.7%
Operating Unit Profit:
Americas:
United States	$29.7	$30.6	-2.9%	-2.9%
Other Americas	14.0	11.9	18.3%	29.2%
	43.7	42.5	3.0%	6.0%
Southern Europe:
France	71.9	40.9	75.9%	67.9%
Italy	18.3	14.7	24.9%	19.1%
Other Southern Europe	5.7	1.2	379.2%	361.7%
	95.9	56.8	69.2%	61.5%
Northern Europe	46.2	33.2	39.3%	34.4%
APME	21.0	20.2	2.9%	5.9%
Right Management	12.7	7.4	72.3%	72.4%
	219.5	160.1
Corporate expenses	(23.7)	(23.6)
Intangible asset amortization expense	(8.4)	(8.4)
Operating profit	187.4	128.1	46.3%	43.2%
Interest and other expenses (b)	(7.9)	(10.3)
Earnings before income taxes	$179.5	$117.8

(a) In the United States, revenues from services include fees received from our franchise offices of $3.9 million and $3.8 million for the three months ended June 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $190.3 million and $175.3 million for the three months ended June 30, 2014 and 2013, respectively.

(b) The components of interest and other expenses were:
	2014	2013
Interest expense	$9.3	$10.3
Interest income	(1.1)	(0.9)
Foreign exchange (gain) loss	(0.9)	1.4
Miscellaneous expense (income), net	0.6	(0.5)
	$7.9	$10.3

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from services (a)	$10,225.7	$9,809.6	4.2%	3.3%
Cost of services	8,511.9	8,183.1	4.0%	3.1%
Gross profit	1,713.8	1,626.5	5.4%	4.6%
Selling and administrative expenses	1,399.5	1,444.0	-3.1%	-3.7%
Operating profit	314.3	182.5	72.3%	70.5%
Interest and other expenses	17.1	21.8	-21.7%
Earnings before income taxes	297.2	160.7	85.0%	82.6%
Provision for income taxes	117.3	68.6	71.2%
Net earnings	$179.9	$92.1	95.3%	93.5%
Net earnings per share - basic	$2.25	$1.19	89.1%
Net earnings per share - diluted	$2.21	$1.17	88.9%	87.2%
Weighted average shares - basic	79.9	77.3	3.4%
Weighted average shares - diluted	81.4	78.6	3.6%

(a) Revenues from services include fees received from our franchise offices of $11.9 million and $11.4 million for the six months ended June 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $543.2 million and $507.0 million for the six months ended June 30, 2014 and 2013, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2014	2013	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,496.4	$1,454.6	2.9%	2.9%
Other Americas	725.8	774.1	-6.3%	5.7%
	2,222.2	2,228.7	-0.3%	3.8%
Southern Europe:
France	2,629.4	2,465.8	6.6%	2.1%
Italy	588.6	536.3	9.8%	5.1%
Other Southern Europe	473.0	396.4	19.3%	14.8%
	3,691.0	3,398.5	8.6%	4.0%
Northern Europe	2,991.7	2,769.1	8.0%	4.6%
APME	1,167.7	1,255.8	-7.0%	-1.5%
Right Management	153.1	157.5	-2.8%	-3.4%
	$10,225.7	$9,809.6	4.2%	3.3%
Operating Unit Profit:
Americas:
United States	$43.1	$38.0	13.5%	13.5%
Other Americas	26.6	20.6	29.2%	44.2%
	69.7	58.6	19.0%	24.3%
Southern Europe:
France	123.1	70.6	74.3%	66.7%
Italy	30.9	26.4	17.3%	12.1%
Other Southern Europe	10.3	3.5	194.0%	183.1%
	164.3	100.5	63.5%	56.4%
Northern Europe	84.6	43.8	93.2%	88.4%
APME	41.2	35.0	17.7%	25.4%
Right Management	21.0	9.4	122.6%	122.3%
	380.8	247.3
Corporate expenses	(49.9)	(48.0)
Intangible asset amortization expense	(16.6)	(16.8)
Operating profit	314.3	182.5	72.3%	70.5%
Interest and other expenses (b)	(17.1)	(21.8)
Earnings before income taxes	$297.2	$160.7

(a) In the United States, revenues from services include fees received from our franchise offices of $7.3 million and $7.0 million for the six months ended June 30, 2014 and 2013, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $359.4 million and $330.4 million for the six months ended June 30, 2014 and 2013, respectively.

(b) The components of interest and other expenses were:
	2014	2013
Interest expense	$17.9	$21.0
Interest income	(2.0)	(1.8)
Foreign exchange (gain) loss	(2.1)	1.8
Miscellaneous expenses, net	3.3	0.8
	$17.1	$21.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$638.5	$737.6
Accounts receivable, net	4,501.0	4,277.9
Prepaid expenses and other assets	132.6	161.3
Future income tax benefits	53.2	66.2
Total current assets	5,325.3	5,243.0
Other assets:
Goodwill and other intangible assets, net	1,434.1	1,400.0
Other assets	613.6	479.3
Total other assets	2,047.7	1,879.3
Property and equipment:
Land, buildings, leasehold improvements and equipment	716.8	706.2
Less: accumulated depreciation and amortization	556.0	540.2
Net property and equipment	160.8	166.0
Total assets	$7,533.8	$7,288.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,680.2	$1,523.9
Employee compensation payable	193.6	230.4
Accrued liabilities	505.5	536.1
Accrued payroll taxes and insurance	630.6	680.7
Value added taxes payable	504.2	502.5
Short-term borrowings and current maturities of long-term debt	47.5	36.0
Total current liabilities	3,561.6	3,509.6
Other liabilities:
Long-term debt	481.4	481.9
Other long-term liabilities	408.4	382.6
Total other liabilities	889.8	864.5
Shareholders' equity:
Common stock	1.1	1.1
Capital in excess of par value	3,059.0	3,014.0
Retained earnings	1,458.4	1,317.5
Accumulated other comprehensive income	90.2	82.2
Treasury stock, at cost	(1,526.3)	(1,500.6)
Total shareholders' equity	3,082.4	2,914.2
Total liabilities and shareholders' equity	$7,533.8	$7,288.3

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 30
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$179.9	$92.1
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	43.2	48.0
Deferred income taxes	5.0	3.3
Provision for doubtful accounts	10.3	13.5
Share-based compensation	23.9	14.8
Excess tax benefit on exercise of share-based awards	(2.9)	(0.5)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(223.6)	(119.0)
Other assets	(99.1)	(61.1)
Other liabilities	47.3	(62.7)
Cash used in operating activities	(16.0)	(71.6)
Cash Flows from Investing Activities:
Capital expenditures	(20.6)	(25.1)
Acquisitions of businesses, net of cash acquired	(23.7)	(16.9)
Proceeds from sales of property and equipment	0.3	1.7
Cash used in investing activities	(44.0)	(40.3)
Cash Flows from Financing Activities:
Net change in short-term borrowings	15.9	37.6
Proceeds from long-term debt	-	0.1
Repayments of long-term debt	(1.2)	(267.5)
Proceeds from share-based awards	18.9	15.0
Other share-based award transactions, net	(6.1)	3.0
Repurchases of common stock	(16.7)	-
Dividends paid	(39.0)	(35.5)
Cash used in financing activities	(28.2)	(247.3)
Effect of exchange rate changes on cash	(10.9)	(8.0)
Change in cash and cash equivalents	(99.1)	(367.2)
Cash and cash equivalents, beginning of period	737.6	648.1
Cash and cash equivalents, end of period	$638.5	$280.9